Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113632 on Form S-8 of our report dated April 17, 2006, relating to the consolidated financial statements of Cherokee International Corporation as of January 1, 2006 and for each of the years ended January 1, 2006 and January 2, 2005, appearing in this Annual Report on Form 10-K of Cherokee International Corporation for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Costa Mesa, California
May 21, 2007